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EXHIBIT 21-1
To Annual Report on Form 10-K
For the year ended December 31, 2000
(Commission File No. 1-12385)

                         NEWPORT NEWS SHIPBUILDING INC.
                                  SUBSIDIARIES

Subsidiaries of Newport News Shipbuilding Inc.     Place of         Percent of
(Parent and Registrant)                            Incorporation    Voting Power
----------------------------------------------     -------------    ------------

NNS Delaware Management Company                    Delaware             100%

Newport News Shipbuilding and Dry Dock Company     Virginia             100%

Continental Maritime of San Diego, Inc.            California           100%

Naptheon Inc.                                      Delaware             100%


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